Exhibit 10.26

ABBVIE NON-EMPLOYEE DIRECTORS’ FEE PLAN
(Amended and Restated Effective as of May 4, 2018)

ABBVIE
NON-EMPLOYEE DIRECTORS’ FEE PLAN

SECTION 1.
PURPOSE
This AbbVie Non-Employee Directors’ Fee Plan (the “Plan”) is maintained by AbbVie Inc. (the “Company”) to attract and retain as members of its Board of Directors persons who are not full-time employees of the Company or any of its subsidiaries but whose business experience and judgment are valuable assets to the Company and its subsidiaries. The Plan was originally adopted by the Company effective January 1, 2013, and it was amended and restated effective as of May 6, 2016. The terms of the Plan set forth in this document shall be effective as of May 4, 2018 (the “Effective Date”).
SECTION 2.
DIRECTORS COVERED
As used in the Plan, the term “Director” means any person serving on the Board of Directors of the Company on the Effective Date or at any time thereafter who is not a full-time employee of the Company or any of its subsidiaries.
SECTION 3.
FEES PAYABLE TO DIRECTORS
3.1    Each Director shall be entitled to a deferred fee of $110,000 per year, earned monthly for each calendar month or portion thereof that the Director holds such position with the Company, excluding the month in which the Director is first elected to such position.
3.2    Lead Director and Executive Committee Chair Fees
(a)    A Director who serves as Lead Director for the Board of Directors shall be entitled to a deferred fee of $25,000 per year, earned monthly for each calendar month or portion thereof that the Director holds such position, excluding the month in which the Director is first elected to such position.
(b)    A Director who serves as Chair of the Executive Committee of the Board of Directors shall be entitled to a deferred fee of $20,000 per year, earned monthly for each calendar month or portion thereof that the Director holds such position, excluding the month in which the Director is first elected to such position.
3.3    Audit Committee Fees
(a)    A Director who serves as Chair of the Audit Committee of the Board of Directors shall be entitled to a deferred fee of $25,000 per year, earned monthly for each calendar month or portion thereof that the Director holds such position, excluding the month in which the Director is first elected to such position.
(b)    Each Director who serves on the Audit Committee of the Board of Directors (other than the Chair of the Audit Committee) shall be entitled to a deferred fee of $6,000 per year, earned monthly for each calendar month or portion thereof that the Director holds such position, excluding the month in which the Director is first elected to such position.
3.4    A Director who serves as Chair of the Compensation Committee of the Board of Directors shall be entitled to a deferred fee of $20,000 per year, earned monthly for each calendar month or portion thereof that the Director holds such position, excluding the month in which the Director is first elected to such position.

3.5    A Director who serves as Chair of the Nominations Committee of the Board of Directors shall be entitled to a deferred fee of $20,000 per year, earned monthly for each calendar month or portion thereof that the Director holds such position, excluding the month in which the Director is first elected to such position.
3.6    A Director who serves as Chair of any other Committee created by the Board of Directors shall be entitled to a deferred fee of $20,000 per year, earned monthly for each calendar month or portion thereof that the Director holds such position, excluding the month in which the Director is first elected to such position.
3.7    A Director’s Deferred Fee Account shall be credited with interest annually. The rate of interest credited to deferred fees shall be equal to: (a) the average of the “prime rate” of interest set forth on the Bloomberg Screen BTMM or comparable successor quotation service on the first business day of January and the last business day of each month of the fiscal year; plus (b) two hundred twenty-five (225) basis points. For purposes of this provision, the term “deferred fees” shall include “deferred monthly fees,” and “deferred meeting fees,” and shall also include any such interest credited thereon.
3.8    For purposes of Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6, the automatic deferral of the fees specified therein shall be subject to a Director’s election to receive such fees currently pursuant to Section 4.1 or Section 8.1 of the Plan.
SECTION 4.
PAYMENT OF DIRECTORS’ FEES
4.1    Any Director may, by written notice filed with the Secretary of the Company no later than December 31 in a calendar year, elect to receive current payment of all or any portion of the monthly and meeting fees earned by him in calendar years subsequent to the calendar year in which he files such notice, in which case such fees shall not be deferred but shall be paid quarterly as earned and no interest shall be credited thereon. Such election shall be irrevocable as of December 31 of the year prior to the year in which the fees will be earned.
Notwithstanding the timing requirements described above, an individual who is newly elected as a Director may make the election described above by filing it with the Secretary of the Company within the thirty (30) day period immediately following the date he or she first becomes a Director eligible to participate in the Plan (and all plans that would be aggregated with the Plan pursuant to Treasury Regulation §1.409A-1(c)(2)(i)), provided that the compensation subject to such election relates solely to services performed after the date of such election and provided, further, that such election shall become irrevocable on the thirtieth day following the date he or she first becomes a Director eligible to participate in the Plan. In no event shall the fees subject to an election under this Section 4.1 be paid later than the last day of the “applicable 2½ month period,” as such term is defined in Treasury Regulation §1.409A- 1(b)(4)(i)(A). Any Director who has previously provided notice pursuant to this Section 4.1 may, by written notice filed with the Secretary of the Company no later than December 31 in a calendar year, elect to defer payment of all or a portion of the monthly and meeting fees earned by him in calendar years subsequent to the year in which he files such notice, in which case such fees shall be paid to him in accordance with Section 4.2 below.
4.2    A Director’s deferred fees earned pursuant to the Plan shall commence to be paid on the first day of the calendar month next following the earlier of his death or his attainment of age sixty-five (65) if he is not then serving as a Director, or the termination of his service as a Director if he serves as a Director after the attainment of age sixty-five (65).
4.3    A Director’s deferred fees that have commenced to be payable pursuant to Section 4.2 shall be payable in annual installments in the order in which they shall have been deferred (i.e., the deferred fees and earnings thereon for the earliest year of service as a Director will be paid on the date provided for in Section 4.2, the deferred fees for the next earliest year of service as a Director will be paid on the anniversary of the payment of the first installment, etc.).
4.4    A Director’s deferred fees shall continue to be paid until all deferred fees which he is entitled to receive under the Plan shall have been paid to him (or, in case of his death, to his beneficiary).

4.5    If a Director incurs a termination of service as a Director within two (2) years following the occurrence of a Change in Control (as defined below), the aggregate unpaid balance of such Director’s deferred fees plus all unpaid interest credited thereon shall be paid to such Director in a lump sum within thirty (30) days following the date of such termination of service; provided, however, that if such Change in Control does not constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)), then the aggregate unpaid balance of such Director’s deferred fees shall be paid in accordance with Sections 4.2 and 4.3.
Notwithstanding any other provision of the Plan, if a Director has made the alternative election set forth in Section 8.1, and if such Director incurs a termination of service as a Director within five (5) years following the occurrence of a Change in Control, the aggregate unpaid balance of such Director’s fees deposited to the Director’s Grantor Trust (as defined below) plus all unpaid interest credited thereon, shall be paid to such Director from the Director’s Grantor Trust in a lump sum within thirty (30) days following the date of such termination of service.
4.6    A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:
(a)    the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
(b)    the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)    the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or
(d)    the date the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
For purposes of this Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
4.7    A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraph (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):
(a)    The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.
(b)    Any Person (without regard to the exclusions set forth in clauses (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.
(c)    Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including any securities beneficially owned by such Person which are or were acquired directly from the Company or its Affiliates).
(d)    The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.
4.8    The provisions of Sections 4.5, 4.6, 4.7 and this Section 4.8 may not be amended or deleted, nor superseded by any other provision of this Plan, (i) during the pendency of a Potential Change in Control and (ii) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.
SECTION 5.
CONVERSION TO COMMON STOCK UNITS
5.1    Any Director who is then serving as a director may, by written notice filed with the Secretary of the Company, irrevocably elect to have all or any portion of deferred fees previously earned but not yet paid, transferred from the Director’s Deferred Fee Account to a stock account established under this Section 5 (“Stock Account”). Any election as to a portion of such fees shall be expressed as a percentage and the same percentage shall be applied to all such fees regardless of the calendar year in which earned or to all deferred fees earned in designated calendar years, as specified by the Director. A Director may make no more than one notional investment election under this Section 5.l in any calendar year. All such elections may apply only to deferred fees for which an election has not previously been made and shall be irrevocable.
5.2    Any Director may, by written notice filed with the Secretary of the Company, elect to have all or any portion of deferred fees earned subsequent to the date such notice is filed credited to a Stock Account established under this Section 5. Fees covered by such election shall be credited to such account at the end of each calendar quarter in, or for which, such fees are earned. Such election may be revoked or modified by such Director, by written notice filed with the Secretary of the Company, as to deferred fees to be earned in calendar years subsequent to the calendar year such notice is filed, but shall be irrevocable as to deferred fees earned prior to such year.
5.3    Deferred fees credited to a Stock Account under Section 5.1 shall be converted to Common Stock Units by dividing the deferred fees so credited by the closing price of common stock of the Company on the date the notice of election under Section 5 is received by the Company (or the next business day, if there are no sales on such date) as reported on the New York Stock Exchange Composite Reporting System. Deferred fees credited to a Stock Account under Section 5.2 shall be converted to Common Stock Units by dividing the deferred fees so credited by the closing price of common stock of the Company as of the last business day of the calendar quarter for which the credit is made, as reported on the New York Stock Exchange Composite Reporting System.
5.4    Each Common Stock Unit shall be credited with (or adjusted for) the same cash and stock dividends, stock splits and other distributions and adjustments as are received by or applicable to one share of common stock of the Company. All cash dividends and other cash distributions credited to Common Stock Units shall be converted to additional Common Stock Units by dividing each such dividend or distribution by the closing price of common stock of the Company on the payment date for such dividend or distribution, as reported by the New York Stock Exchange Composite Reporting System.
5.5    The value of the Common Stock Units credited each Director shall be paid to the Director in cash on the dates specified in Section 4.3 (or, if applicable, Section 4.5). The amount of each payment shall be determined by multiplying the Common Stock Units payable on each date specified in Section 4.3 (or, if applicable, Section 4.5) by the closing price of common stock of the Company on the day prior to the payment date (or the next preceding business day if there are no sales on such date), as reported by the New York Stock Exchange Composite Reporting System.
SECTION 6.
MISCELLANEOUS
6.1    Each Director or former Director entitled to payment of deferred fees hereunder from time to time may name any person or persons (who may be named contingently or successively) to whom any deferred Director’s fees earned by him and payable to him are to be paid in case of his death before he receives any or all of such deferred Director’s fees. Each designation will revoke all prior designations by the same Director or former Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Director or former Director in writing with the Secretary of the Company during his lifetime. If a deceased Director or former Director shall have failed to name a beneficiary in the manner provided above, or if the beneficiary named by a deceased Director or former Director dies before him or before payment of all the Director’s or former Director’s deferred Directors’ fees, the Company, in its discretion, may direct payment of the remaining installments required by Section 4.3 to either:
(a)    any one or more or all of the next of kin (including the surviving spouse) of the Director or former Director, and in such proportions as the Company determines; or
(b)    the legal representative or representatives of the estate of the last to die of the Director or former Director and his last surviving beneficiary.
The person or persons to whom any deceased Director’s or former Director’s deferred Directors’ fees are payable under this Section will be referred to as his “beneficiary.”

6.2    Establishment of the Plan and coverage thereunder of any person shall not be construed to confer any right on the part of such person to be nominated for reelection to the Board of Directors of the Company, or to be reelected to the Board of Directors.
6.3    Payment of deferred Directors’ fees will be made only to the person entitled thereto in accordance with the terms of the Plan, and deferred Directors’ fees are not in any way subject to the debts or other obligations of persons entitled thereto, and may not be voluntarily or involuntarily sold, transferred or assigned. When a person entitled to a payment under the Plan is under legal disability or, in the Company’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Company may direct that payment be made to such person’s legal representative, or to a relative or friend of such person for his benefit. Any payment made in accordance with the preceding sentence shall be in complete discharge of the Company’s obligation to make such payment under the Plan.
6.4    Any action required or permitted to be taken by the Company under the terms of the Plan shall be by affirmative vote of a majority of the members of the Board of Directors then in office.
6.5    To the extent applicable, it is intended that the Plan comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”). The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A). Notwithstanding anything contained herein to the contrary, for all purposes of this Plan, a Director shall not be deemed to have had a termination of service as a Director until the Director has incurred a separation from service as defined in Treasury Regulation §1.409A-1(h) and, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, payment of the amounts payable under the Plan that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period, plus interest thereon, at a rate equal to the rate specified in Section 8.8 (to the extent that such interest is not already provided to the Director under Section 8.10), from the respective dates on which such amounts would otherwise have been paid until the actual date of payment. In addition, for purposes of the Plan, each amount to be paid and each installment payment shall be construed as a separate identified payment for purposes of Code Section 409A.
SECTION 7.
AMENDMENT AND DISCONTINUANCE
While the Company expects to continue the Plan, it must necessarily reserve, and does hereby reserve, the right to amend or discontinue the Plan at any time; provided, however, that any amendment or discontinuance of the Plan shall be prospective in operation only, and shall not affect the payment of any deferred Directors’ fees theretofore earned by any Director, or the conditions under which any such fees are to be paid or forfeited under the Plan. Any discontinuance of the Plan by the Company shall comply with the requirements of Code Section 409A.
SECTION 8.
ALTERNATE PAYMENT OF FEES
8.1    A Director who was first elected or appointed to the Board of Directors before January 1, 2016 may, by written notice filed with the Secretary of the Company prior to each calendar year, elect to receive all or a portion of his fees earned in the following calendar year in accordance with the provisions of Section 8. An election under this Section 8.1 shall become irrevocable as of December 31 of the calendar year prior to the year in which such monthly and meeting fees will be earned (or, in the case of a new Director elected or appointed before January 1, 2016, on the 30th day following the Director’s first participation in the Plan and all plans that would be aggregated with the Plan pursuant to Treasury Regulation §1.409A-1(c)(2)(i), provided that the compensation subject to such election relates solely to services performed after the date of such election).
8.2    If payment of a Director’s fees is made pursuant to Section 8.1, such fees shall not be deferred and a portion of the gross amount of such fees shall be paid currently in cash for the Director directly to a “Grantor

Trust” established by the Director, provided such trust is in a form determined by the Committee; and the balance of the gross amount of such fees shall be paid currently in cash directly to the Director, provided that the portion paid directly to the Director shall be an amount equal to the aggregate federal, state and local individual income taxes attributable to the gross fees paid pursuant to this Section 8.2 (determined in accordance with Section 8.14). In no event shall such fees be paid to the Grantor Trust or directly to the Director later than the last day of the “applicable 2½ month period,” as such term is defined in Treasury Regulation §1.409A-1(b)(4)(i)(A).
8.3    The Company will establish and maintain four separate accounts in the name of each Director who has made an election under Section 8.1 as follows: a “Pre-Tax Fee Account,” an “After-Tax Fee Account,” a “Pre-Tax Stock Account” and an “After-Tax Stock Account” (collectively, the “Accounts”).
(a)    The Pre-Tax Fee Account shall reflect the total amount of any fees paid in cash to a Director or deposited to a Director’s Grantor Trust, including the amount equal to the aggregate federal, state and local individual income taxes attributable to the fees paid pursuant to Section 8.2, and Interest to be credited to a Director pursuant to Section 8.8. The After-Tax Fee Account shall reflect such gross amounts but shall be maintained on an after-tax basis.
(b)    The Pre-Tax Stock Account shall reflect the total amount of fees converted to Common Stock Units pursuant to Section 5, including the amount equal to the aggregate federal, state and local individual income taxes attributable to the fees paid pursuant to Section 8.2, and any adjustments made pursuant to Section 8.9. The After-Tax Stock Account shall reflect such gross amounts but shall be maintained on an after-tax basis.
(c)    The Accounts established pursuant to this Section 8.3 are for the convenience of the administration of the Plan and no trust relationship with respect to such Accounts is intended or should be implied.
8.4    As of the end of each calendar year, the Company shall adjust each Director’s Pre-Tax Fee Account as follows:
(a)    FIRST, charge, in any year in which the Director is entitled to receive a distribution from his or her Grantor Trust, an amount equal to the distribution from the fee account maintained thereunder that would have been made to the Director if the aggregate amounts paid according to Section 8.2 had instead been deferred under Section 3;
(b)    NEXT, credit an amount equal to the gross amount of any fees paid for that year, not converted to Common Stock Units, that are paid to the Director (including the amount deposited in the Director’s Grantor Trust and the amount equal to the aggregate federal, state and local individual income taxes attributable to the fees paid pursuant to Section 8.2) according to Section 8.2; and
(c)    FINALLY, credit an amount equal to the Interest earned for that year according to Section 8.8.
8.5    As of the end of each calendar year, the Company shall adjust each Director’s After-Tax Fee Account as follows:
(a)    FIRST, charge, in any year in which the Director is in receipt of a benefit distribution from his or her Grantor Trust, an amount equal to the product of (i) the distribution that would have been made to the Director if the aggregate amounts paid according to Section 8.2 had instead been deferred under Section 3, multiplied by (ii) a fraction, the numerator of which is the balance in the Director’s After-Tax Fee Account as of the end of the prior fiscal year and the denominator of which is the balance of the Director’s Pre-Tax Fee Account as of that same date;
(b)    NEXT, credit an amount equal to the fees not converted to Common Stock Units that are paid that year to the Director directly to the Director’s Grantor Trust according to Section 8.2; and

(c)    FINALLY, credit an amount equal to the After-Tax Interest earned for that year according to Section 8.8.
8.6    As of the end of each calendar year, the Company shall adjust each Director’s Pre-Tax Stock Account as follows:
(a)    FIRST, charge, in any year in which the Director is entitled to receive a distribution from his or her Grantor Trust, an amount equal to the distribution that would have been made to the Director if the aggregate amount of fees paid according to Section 8.2 had instead been deferred under Section 3 and the adjustments had been made under Section 5;
(b)    NEXT, credit an amount equal to the total amount of any fees for that year that are converted to Common Stock Units and paid to the Director (including the amount deposited in the Director’s Grantor Trust and the amount equal to the aggregate federal, state and local individual income taxes attributable to the fees paid pursuant to Section 8.2) and allocated to the Stock Account maintained thereunder) according to Section 8.2; and
(c)    NEXT, credit an amount equal to the net earnings of the Director’s Grantor Trust for the year; and
(d)    FINALLY, credit an amount equal to the Book Value Adjustments to be made for that year according to Section 8.9.
8.7    As of the end of each calendar year, the Company shall adjust each Director’s After-Tax Stock Account as follows:
(a)    FIRST, charge, in any year in which the Director is entitled to receive a distribution from his or her Grantor Trust, an amount equal to the product of (i) the distribution that would have been made to the Director if the aggregate amounts paid according to Section 8.2 had instead been deferred under Section 3 and the adjustments had been made under Section 5, multiplied by (ii) a fraction, the numerator of which is the balance in the Director’s After-Tax Stock Account as of the end of the prior fiscal year and the denominator of which is the balance of the Director’s Pre-Tax Stock Account as of that same date;
(b)    NEXT, credit an amount equal to the fees converted to Common Stock Units that are paid that year to the Director directly to the Director’s Grantor Trust and allocated to the Stock Account maintained thereunder according to Section 8.2; and
(c)    NEXT, credit an amount equal to the net earnings of the Director’s Grantor Trust for the year; and
(d)    FINALLY, credit an amount equal to the Book Value Adjustments to be made for that year according to Section 8.9.
8.8    The Director’s Pre-Tax Fee Account and After-Tax Fee Account shall be credited with interest as follows:
(a)    As of the end of each calendar year, a Director’s Pre-Tax Fee Account shall be credited with interest (“Interest”) at the following rate:
(i)    the average of the “prime rate” of interest set forth on the Bloomberg Screen BTMM or comparable successor quotation service on the first business day of January and the last business day of each month of the fiscal year; plus
(ii)    two hundred twenty-five (225) basis points.

(b)    As of the end of each calendar year, a Director’s After-Tax Fee Account shall be credited with the amount of Interest set forth above, multiplied by (one minus the aggregate of the applicable federal, state and local individual income tax rates and employment tax rate) (the “After-Tax Interest”).
8.9    As of the end of each calendar year, a Director’s Pre-Tax Stock Account and After-Tax Stock Account shall be adjusted as provided in Section 5.4, to the extent applicable, and shall also be adjusted to reflect the increase or decrease in the fair market value of the Company’s common stock determined in accordance with Section 5.5, except that (i) any reference to the payment date in such Section shall mean December 31 of the applicable calendar year for purposes of this Section, and (ii) adjustments to the After-Tax Stock Account shall be made on an after-tax basis. Such adjustments shall be referred to as “Book Value Adjustments.”
8.10    In addition to any fees paid to a Director’s Grantor Trust under Section 8.2 during the year, the Company shall also make a payment (an “Interest Payment”) with respect to each Director who has established a Grantor Trust for each year in which the Grantor Trust is in effect. The Interest Payment shall equal the excess, if any, of the gross amount of the Interest credited to the Director (as defined in Section 8.8(a)), over the net earnings of the Director’s Grantor Trust for the year, and shall be paid within the thirty (30)-day period beginning April 1 of the following calendar year. A portion of such gross Interest Payment, equal to the excess, if any, of the Net Interest Accrual over the net earnings of the Director’s Grantor Trust, shall be deposited in the Director’s Grantor Trust, with the balance paid to the Director; provided, however, in the event that the net earnings of the Director’s Grantor Trust exceeds the Net Interest Accrual, a distribution from the Grantor Trust shall be required in accordance with Section 8.15. A Director’s Net Interest Accrual for a year is an amount equal to the After-Tax Interest credited to the Director’s After-Tax Fee Account for that year in accordance with Section 8.8(b).
8.11    In addition to the fees paid under Section 8.2 during the year and the Interest Payment described above, the Company shall also make a payment (a “Principal Payment”) with respect to each Director who has established a Grantor Trust for each year in which the Grantor Trust is in effect, to be credited to the Stock Account maintained thereunder. The Principal Payment shall equal the excess, if any, of 75 percent of the fair market value (as determined in accordance with Section 6.5) of the balance of the Director’s Pre-Tax Stock Account on December 31 over the balance in the Stock Account maintained under the Director’s Grantor Trust as of that same date, and shall be paid within the thirty (30)-day period beginning April 1 of the following calendar year. For the calendar year in which the last installment distribution is made from the Director’s Grantor Trust (meaning, the year that is X years following the year of the event triggering the payments, where X is the same number of years served by the Director), the payment made under this Section 8.11 shall equal the excess, if any, of 100 percent of the balance of the Director’s After-Tax Stock Account over the balance in the Stock Account maintained under the Director’s Grantor Trust as of that same date.
8.12    Each Director’s Grantor Trust assets shall be invested solely in the instruments specified by investment guidelines established by the Committee. Such investment guidelines, once established, may be changed by the Committee, provided that any change shall not take effect until the year following the year in which the change is made and provided further that the instruments specified shall be consistent with the provisions of Section 3(b) of the form of Grantor Trust established by the Committee.
8.13    For purposes of Section 8, a Director’s federal income tax rate shall be deemed to be the highest marginal rate of federal individual income tax in effect in the calendar year in which a calculation under this Section is to be made and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the Director’s residence on the date such a calculation is made, net of any federal tax benefits without a benefit for any net capital losses. Notwithstanding the preceding sentence, if a Director is not a citizen or resident of the United States, his or her income tax rates shall be deemed to be the highest marginal income tax rates actually imposed on the Director’s benefits under this Plan or earnings under his or her Grantor Trust without a benefit for any net capital losses.
8.14    If a portion of a Director’s fees have been paid to a Grantor Trust pursuant to Section 8.2, then those fees and earnings thereon shall be paid to him from the Grantor Trust in the order in which they were earned (i.e., the fees for the earliest year of service as a Director will be the first fees distributed from the Grantor Trust(s), the fees for the next earliest year of service as a Director will be paid on the anniversary of the payment of the first installment, etc.). The distribution of a Director’s fees shall continue until all fees which the Director is entitled to receive under the Plan shall have been paid in accordance with the terms of the Grantor Trust(s).
8.15    AbbVie, as the administrator of the Director’s Grantor Trust, may direct the trustee to distribute to the Director from the income of such Grantor Trust, a sum of money sufficient to pay the taxes on trust earnings for such year, to the extent a sufficient sum of money has not been paid to the Director pursuant to Section 8.10 or 8.11, as applicable. The taxes shall be determined in accordance with Section 8.13.
8.16    AbbVie, as the administrator of the Director’s Grantor Trust, may direct the trustee to pay the appropriate federal, state and local individual income taxes attributable to the fees and other payments paid to the Director pursuant to Sections 8.2, 8.10 and 8.11 to the applicable tax authorities on behalf of the Director. The taxes shall be determined in accordance with Section 8.13.